UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, MA 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 17, 2007, in connection with the closing of its acquisition of Valera Pharmaceuticals, Inc., Indevus Pharmaceuticals, Inc. entered into three separate contingent stock rights agreements (each a "CSR Agreement" and, collectively, the "CSR Agreements") with American Stock Transfer & Trust Company (the "Rights Agent"), which set forth the terms and conditions of the three contingent stock rights ("CSRs") that former holders of Valera common stock will receive (in addition to 1.1337 shares of Indevus common stock) for each of their shares of Valera common stock. Under the terms of the Merger Agreement (defined in Item 2.01 below), for each share of Valera common stock, Valera stockholders will receive one CSR for each of three Valera product candidates in development – Supprelin-LA, the ureteral stent and VP003 (Octreotide implant) – which will become convertible into $1.00, $1.00 and $1.50, respectively, worth of Indevus common stock upon the achievement of specific milestones with respect to the particular Valera product candidate.

The following summary of the material terms of the CSR Agreements does not purport to be complete and is qualified in its entirety by reference to the individual CSR Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

The CSR Agreements provide that the CSRs will not be evidenced by a certificate or other instrument and may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through limited permitted transfers.

Upon the occurrence of the applicable “Milestone Date” (described below), the CSRs with respect to Supprelin-LA, the ureteral stent and VP003 (Octreotide implant) will become convertible into $1.00, $1.00 and $1.50, respectively, worth of Indevus common stock calculated using the average of the per share closing sale prices of Indevus common stock as reported by the Nasdaq Global Market for the 10 trading days ending three trading days prior to the occurrence of the applicable Milestone Date. Cash, without interest, will be paid in lieu of any fractional shares of Indevus common stock a holder would otherwise be entitled to receive upon conversion.

“Milestone Date” means with respect to:

•	Supprelin-LA, the date on which both of the following states of affairs exists:

•	Indevus has received the approval letter from the U.S. Food and Drug Administration (the "FDA"), with respect to its New Drug Application for Supprelin-LA, and the FDA approval remains in effect; and

•	Indevus possesses an inventory of 1,450 commercially saleable units of Supprelin-LA;

•	the ureteral stent, the date on which Indevus receives the approval letter from the FDA with respect to its Premarket Application or 510k Application for the ureteral stent; and

•	VP003 (Octreotide implant), the date on which Indevus receives the approval letter from the FDA with respect to its New Drug Application for VP003 (Octreotide implant) for acromegaly.

In order to receive the Indevus common stock issuable upon conversion of the respective CSRs, such holder must follow the conversion procedures described in the Letter of Conversion to be delivered by the Rights Agent to such holder upon the occurrence of the applicable Milestone Date.

If the Milestone Date does not occur by April 18, 2010 in the case of Supprelin-LA or by April 18, 2012 in the case of the ureteral stent and VP003 (Octreotide implant), the respective CSRs will terminate and no shares of Indevus common stock will be issued in connection with those CSRs. The respective CSR Agreements will terminate at 5:00 p.m., New York City time, on April 18, 2012, or, in the case of the CSR Agreement relating to Supprelin-LA, on April 18, 2010 if the Milestone Date with respect to Supprelin-LA does not occur prior to that date. The respective CSR Agreements will terminate on any earlier date if all respective CSRs have been converted pursuant to the agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 17, 2007, Indevus Pharmaceuticals, Inc. completed its acquisition of Valera Pharmaceuticals, Inc. pursuant to an Agreement and Plan of Merger, dated as of December 11, 2006 (the "Merger Agreement"), by and among Indevus, Hayden Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Indevus (“Merger Sub”), and Valera. The merger was approved by the stockholders of both companies at meetings held on April 17, 2007. The merger will become effective at 12:01 a.m. on April 18, 2007.

Pursuant to the Merger Agreement, Merger Sub will be merged with and into Valera with Valera continuing as the surviving corporation and a wholly-owned subsidiary of Indevus. Under the terms of the Merger Agreement, Valera stockholders will receive 1.1337 shares of Indevus common stock for each share of Valera common stock. In addition, Valera stockholders will receive three contingent stock rights for each of their shares of Valera common stock. The contingent stock rights will become convertible into $1.00, $1.00 and $1.50, respectively, worth of Indevus common stock upon the achievement of particular milestones with respect to three Valera product candidates in development — Supprelin-LA, ureteral stent and VP003 (Octreotide implant).

On April 17, 2007, Indevus and Valera issued a joint press release announcing the closing of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

10.1 –	Supprelin Contingent Stock Rights Agreement, dated as of April 17, 2007, between Indevus Pharmaceuticals, Inc. and American Stock Transfer & Trust Company

10.2 –	Stent Contingent Stock Rights Agreement, dated as of April 17, 2007, between Indevus Pharmaceuticals, Inc. and American Stock Transfer & Trust Company

10.3 –	Octreotide Contingent Stock Rights Agreement, dated as of April 17, 2007, between Indevus Pharmaceuticals, Inc. and American Stock Transfer & Trust Company

99.1 –	Press Release issued on April 17, 2007

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™ and NEBIDO®; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR and NEBIDO; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO; dependence on third parties for manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the risk that the Indevus and Valera businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwise economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: April 17, 2007	By:	/s/ Glenn L. Cooper
Glenn L. Cooper, M.D. Chief Executive Officer and Chairman